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EXHIBIT 23.2

CONSENT OF MILLER RAY & HOUSER LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Tri-S Security Corporation dated November 19, 2004 in the Registration Statement (Form S-1) and related Prospectus of Tri-S Security Corporation for the registration of its units.

Atlanta, Georgia
January 6, 2005

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CONSENT OF MILLER RAY & HOUSER LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM